SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

March 29, 2019

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Thursday, May 9, 2019 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election as Class II directors to three-year terms, (ii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iii) ratify the appointment of our independent registered public accounting firm for 2019 and (iv) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly vote your shares in accordance with the instructions on the enclosed proxy card to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Gehl

WILLIAM D. GEHL
Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 9, 2019

March 29, 2019

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Thursday, May 9, 2019 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, for the following purposes:

1.	To elect two directors as Class II directors, each for a term of three years.

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019.

4.	To transact other business properly coming before the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting of stockholders. On or about March 29, 2019, we will mail to our stockholders who have not requested hard copies of the proxy materials a Notice of Internet Access and Availability of Proxy Materials (the “Notice”), which contains instructions on how to vote, to access our proxy statement (the “Proxy Statement”) and Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) online and to request paper copies of the proxy materials. All stockholders who elect to receive paper copies will receive copies of the Proxy Statement and the Annual Report by mail. The Proxy Statement also contains instructions on how you can (i) receive a paper copy of the Proxy Statement and the Annual Report if you only received the Notice by mail or (ii) elect to receive the Proxy Statement and the Annual Report over the Internet, if you received them by mail.

Each of these matters listed above is described in further detail in the Proxy Statement. A copy of our Annual Report is available online or by request.

Only stockholders of record at the close of business on March 13, 2019 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel, Corporate Secretary and Human Resources

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2019:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our Proxy Statement for the year ended December 31, 2018 includes information on the following matters, among other things:

●	The date, time and location of the annual meeting of stockholders;

●	A list of the matters being submitted to the stockholders for approval; and

●	Information concerning voting in person at the annual meeting of stockholders.

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.railproxy.info.

If you received the Notice and want to receive a paper copy or email of these documents, you must request one. There is no charge to you for requesting a copy. Please choose one of the following methods to make your request:

(1)	By Internet: www.proxyvote.com

(2)	By telephone: 1-800-579-1639

(3)	By email: sendmaterial@proxyvote.com

Please have available the information set forth in the Notice if you are requesting a paper copy or email of the proxy materials. Please make your request on or before April 25, 2019 to facilitate timely delivery.

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. (“FreightCar America” or the “Company”) is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Thursday, May 9, 2019 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 29, 2019.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of two directors who have been nominated for election as Class II directors to three-year terms, (ii) approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), (iii) the ratification of the appointment of our independent registered public accounting firm and (iv) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares:

“FOR” each of the nominees named below under “Proposal 1 – Election of Class II Directors,”

“FOR” the approval, on an advisory basis, of the compensation of our NEOs as discussed below under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers” and

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as discussed below under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 13, 2019, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,601,657 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 available to our stockholders electronically via the Internet. On or about March 29, 2019, we will mail to our stockholders who have not previously requested hard copies of the proxy materials the Notice, which contains instructions on how to vote, to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 online and to request paper copies of the materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice will instruct you on how to access and review all of the important information contained in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018. The Notice also will instruct you on how you may submit your proxy over the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

You may vote by proxy by (i) following the instructions for voting on the Internet in the Notice or (ii) if you received a printed copy of the proxy materials, following the instructions for voting by telephone or on the Internet on your proxy card or completing, signing, dating and mailing the enclosed proxy card. To vote by telephone or on the Internet, as applicable, you will need the special code number included in the Notice or on your proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

●	“FOR” the election of the three nominees named below under “Proposal 1 – Election of Class II Directors;”

●	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;” and

●

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019 under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the two nominees for Class II director with the most votes will be elected. Each of the approval, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $8,000 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Okapi Partners LLC.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Class II Directors

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at six directors. The term of office of each current Class II director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, two of our directors, William D. Gehl and Andrew B. Schmitt, are Class II directors. At the recommendation of our nominating and corporate governance committee, our board of directors has determined to nominate Messrs. Gehl and Schmitt for election to three-year terms as Class II directors at our annual meeting this year. Each nominee elected by our stockholders as a Class II director at the annual meeting will be elected to a term to expire at the annual meeting of stockholders in 2022.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Governance of the Company—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of William D. Gehl and Andrew B. Schmitt as Class II directors.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which amends Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory basis, the compensation programs for our NEOs (sometimes referred to as “say on pay”).

We believe that our executive compensation programs must be closely linked to our stockholders’ interests, and we welcome our stockholders’ input in this area. Our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders, and therefore, we pay a significant portion of total compensation to our executives in the form of long-term performance-based equity compensation, such as performance-based stock options, stock options and/or restricted stock. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company performance measures. Performance-

based stock options comprise a significant portion of our CEO’s compensation package. These options are intended to vest only if the price of our common stock increases to certain specified target price levels during the term of the option.

The compensation committee of our board of directors follows best practices in the design and governance of our compensation programs, including, but not limited to the following:

●	we have adopted a clawback policy;

●	we have adopted an anti-hedging policy for our officers and directors;

●

we have adopted stock ownership guidelines for our officers and directors and the stock ownership of each of our officers and directors exceeded the Company’s minimum stock ownership requirements in 2018;

●	the FreightCar America, Inc. 2018 Long Term Incentive Plan (the “LTIP”) expressly prohibits repricing or exchanging awards;

●	we do not pay tax gross-ups for change in control payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”);

●	we do not provide perquisites for former or retired executives;

●	we do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances or executive life insurance; and

●	we do not pay or provide payments for terminations for cause or resignations other than for good reason.

At our 2018 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 95% of the shares voted. This vote of approval reinforced our compensation committee’s belief in the merits of the Company’s compensation structure. However, after consideration of a number of factors, including recommendations by our CEO and our compensation consultant, our compensation committee made adjustments to the performance metrics and incentive compensation mix for 2019, as described more fully in the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation— Fiscal Year 2019 Compensation Decisions.”

You are invited to review the accompanying summary compensation table and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the 2019 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the summary compensation table and narrative discussion, is hereby approved.”

This vote is nonbinding. The board of directors and the compensation committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2018, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2019. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2018 and 2017, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at six directors:

●	James D. Cirar and Malcolm F. Moore serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2021.

●	William D. Gehl and Andrew B. Schmitt serve in Class II. Their terms will expire on the date of the upcoming annual meeting of stockholders.

●	Thomas A. Madden and James R. Meyer serve in Class III. Their terms will expire on the date of the annual meeting of stockholders to be held in 2020.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire.

Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the board of directors.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2022

William D. Gehl, 72, has served as a director since May 2007 and as the Chairman of the Board of Directors since January 2013. He is a member of our audit and nominating and corporate governance committees. He is Chairman and owner of IBD of Southeastern Wisconsin, a distributor of automotive and other batteries. He was Chairman and Chief Executive Officer of Gehl Company, a publicly held manufacturer of compact construction equipment, from April 2003 until his retirement from that company in April 2009. Prior to that time, he was President and Chief Executive Officer of Gehl Company since November 1992, Chairman of Gehl Company since April 1996, and a director of Gehl Company since 1987. During the past five years, Mr. Gehl has been a member of the boards of directors of Astec Industries, Inc. (a publicly held manufacturer of road-building and construction equipment) and Mason Wells, Inc. (a private equity investor). He brings to our board of directors, among other things, his background as the chief executive officer of a public company for over 17 years and general management, marketing and financial experience, as well as M.B.A. and law degrees and his service on the audit committee of another public company (Astec Industries). He is a member of the Wisconsin and Florida state bars.

Andrew B. Schmitt, 70, has served as a director since October 2012 and is the chairman of our compensation committee and a member of our nominating and corporate governance committee. He was the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes Incorporated and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Having served as a chief executive officer for over 18 years, Mr. Schmitt brings to our board extensive experience in leading complex global organizations.

Directors whose terms continue until 2021

James D. Cirar, 72, has served as a director since June 1999 and is a member of our audit and compensation committees. Mr. Cirar is a private investor. Mr. Cirar is a partner at Guard Hill Holdings, LLC, a private equity fund. He was a director of Transportation Technologies Industries, Inc. (“TTII”), a manufacturer of railcar and truck components, and President and Chief Executive Officer of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and Chief Executive Officer of Johnstown America Corporation, a predecessor of the Company. Mr. Cirar brings to our board of directors the business experience he has gained as a partner in private equity transactions, as well as deep industry knowledge and close familiarity with the Company’s business.

Malcolm F. Moore, 68, has served as a director since March 2015 and is the chairman of our nominating and corporate governance committee and a member of our compensation committee. Since July 2015, Mr. Moore has served as Executive Vice President and Chief Operating Officer of Twin Disc, Inc., a publicly held global manufacturer and distributor of power transmission equipment for the marine, transportation and industrial business sectors. Since August 2016, Mr. Moore also has served as Chief Operating Officer of Twin Disc, Inc. Between 2006 and 2015, he also served on the board of directors of Twin Disc, Inc. From June 2013 to June 2015, Mr. Moore served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a publicly held manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC

Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the board of directors of AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment. Having served as a senior executive for over 25 years, and as a board member for over 12 years, of companies in the manufacturing sector, Mr.  Moore brings to our board extensive experience in leading complex heavy manufacturing organizations.

Directors whose terms continue until 2020

Thomas A. Madden, 65, has served as a director since December 2005 and is the chairman of our audit committee and a member of our compensation committee. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a technology distributor, from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., a supplier of motor vehicle components. Mr. Madden has been a member of the boards of directors of Champion Enterprises, Inc. (a modular and manufactured homes producer) from 2006 to 2010, Mindspeed Technologies, Inc. (a provider of semiconductors for network applications) from 2003 to 2014, and Intcomex, Inc. (an IT products distributor) since 2006. Having served as the chief financial officer of two public companies, Mr. Madden brings extensive financial expertise and skills to our board of directors, as well as the insights and experience he has gained as a director of three other public companies.

James R. Meyer, 57, was appointed as our President and Chief Executive Officer effective July 31, 2017, and has served as a director since that date. Mr. Meyer has over 30 years of experience in the heavy equipment, automotive and consumer goods industries. From 2015 to 2017, he served as Chairman of the Board of Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he was also an investor and advisor. From 2012 to 2015, he served as Chief Operating Office of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation. At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions. Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions. Mr. Meyer brings to the board his broad leadership experience from serving in management and directorship roles in the automotive and manufacturing industries.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.

Audit Committee. Our audit committee consists of Messrs. Cirar, Gehl and Madden. Mr. Madden serves as the chairman. The audit committee oversees our financial reporting processes and provides oversight on behalf of the board of directors to the Company’s internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Cirar, Gehl and Madden meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Market (“NASDAQ”) and the rules and regulations of the SEC. Each of Messrs. Cirar, Gehl and Madden has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met six times during 2018.

Compensation Committee. Our compensation committee consists of Messrs. Cirar, Madden, Moore and Schmitt. Mr. Schmitt serves as the chairman. The purpose of our compensation committee is to: (a) oversee our compensation and employee benefit plans and practices, including compensation risk analysis; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer (“CEO”) and other senior executive officers. Our board of directors has determined that Messrs. Cirar, Madden, Moore and Schmitt meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ (including the enhanced independence requirements for compensation committee members) and the rules and regulations of the SEC. In addition, each of Messrs. Madden, Moore and Schmitt is an “outside director,” as defined in Code Section 162(m) (Mr. Cirar abstains from any vote on incentive compensation awards that are subject to Code Section 162(m)), and each of Messrs. Cirar, Madden, Moore and Schmitt is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met three times during 2018.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Gehl, Moore and Schmitt. Mr. Moore serves as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board of directors; (b) recommend to the board of directors nominees for the board of directors; (c) recommend to the board of directors nominees for each committee of the board of directors; (d) recommend to the board of directors and review annually the Corporate Governance Guidelines and the Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; and (f) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Gehl, Moore and Schmitt meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met three times during 2018.

Independence of Directors

The board of directors has determined that five of our six current directors, Messrs. Cirar, Gehl, Madden, Moore and Schmitt, are “independent directors” as defined in NASDAQ Listing Rule 5605 and as defined in applicable rules by the SEC. NASDAQ Listing Rule 5605 requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors. Our independent directors hold meetings in executive session, at which only independent directors are present.

Board Leadership Structure

Our board of directors strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the board of directors does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The board of directors retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Chairman of the Board and CEO are held by separate persons because the board of directors has determined that this structure aids in the oversight of management and is currently in the best interests of the Company and its stockholders.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose on our website at www.freightcaramerica.com any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Under the Code of Business Conduct and Ethics, the board of directors, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy in an effort to ensure that we comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery laws. The Anti-Corruption Policy is applicable to us (including our U.S. and non-U.S. subsidiaries, affiliates and joint ventures) and to all of our personnel (including officers, directors, employees, agents, consultants and other representatives and intermediaries acting on our behalf).

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The board of directors has the ultimate responsibility in this area. The board of directors has delegated the responsibility for overseeing financial risks to the audit committee and compensation-related risks to the compensation committee. Where appropriate, the board of directors may delegate risk oversight responsibility in other specific areas to board committees.

The board of directors requires management to ensure that an appropriate approach to risk management is implemented as part of the day-to-day operations of the Company. The board of directors further requires that management design internal control systems with a view to identifying and managing the material risks in the following categories:

●	core business and strategy risks;

●	operational and commercial risks;

●	regulatory risks;

●	legal and contractual risks;

●	compensation-related risks; and

●	financial risks.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the audit committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The audit committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The audit committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the audit committee may deem necessary or appropriate. The audit committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the compensation committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the compensation committee may deem necessary or appropriate.

Director Nomination Process

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of NASDAQ. In addition, in accordance with the Company’s corporate governance guidelines, as part of the nomination process the nominating and corporate governance committee considers the diversity of the candidate and the diversity of the board of directors as a whole, including but not limited to factors such as background, experience, expertise, perspective, age, gender and ethnicity.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

The number of members of our board of directors is currently fixed at six directors. The nominating and corporate governance committee has evaluated the current size and the composition of the board of directors. In order to advance the Company’s commitment to promoting diversity, including gender diversity, on the board of directors, the nominating and corporate governance committee has determined that it intends to nominate a woman to join the board of directors. The Company has commenced the search process for a new director. When the nominating and corporate governance committee has identified a suitable candidate, it is expected that the number of members constituting the board of directors will be increased to seven and the nominating and corporate governance committee will nominate such candidate to fill the vacancy created by such increase in the number of directors.

The nominating and corporate governance committee did not pay any fees to a third party to assist in the process of identifying or evaluating potential director candidates in 2017 or 2018. In the future, we may pay a fee to a third party to identify or evaluate potential director candidates if the need arises.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Communications with Directors

Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at:

FreightCar America, Inc.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

Attention: Chairman of the Board of Directors

Communications are distributed to the independent directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors be excluded from communications to the board of directors, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Attendance at Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders. During 2018, the board of directors held six meetings. Each of our directors then serving attended at least 75% of the aggregate number of meetings of the board of directors and meetings of those committees on which he served during 2018. All of our directors then serving attended the 2018 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this proxy statement entitled “Director Compensation.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2018 (except as indicated below) by:

●	all persons known by us to own beneficially 5% or more of our outstanding common stock;

●	each of our directors and director nominees;

●	each of the NEOs listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

●	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
Royce & Associates, LP 745 Fifth Avenue New York, New York 10151	1,554,096 (2)	12.47%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,038,428 (3)	8.33%

Boston Partners One Beacon Street 30th Floor Boston, Massachusetts 02108	1,152,750 (4)		9.25%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	969,830 (5)		7.78%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	755,217(6)		6.06%

Russell Investments Group, Ltd. 1301 Second Avenue Suite 1800 Seattle, Washington 98101	1,346,326(7)		10.81%

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
James D. Cirar	28,114		*
William D. Gehl	30,252		*
Thomas A. Madden	30,230		*
Malcolm F. Moore	13,210		*
Andrew B. Schmitt	58,775		*
James R. Meyer	396,014	(8)	3.18%
Matthew S. Kohnke	68,976	(9)	*
Theodore W. Baun	141,841	(10)	1.14%
Georgia L. Vlamis	61,305		*
All directors, director nominees and executive officers as a group (9 persons)	828,717		6.65%

*	= less than 1%

[1]

“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2018 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 12,459,648 shares of our common stock outstanding as of December 31, 2018.

[2]	Based on the information in the Schedule 13G/A filed by Royce & Associates, LP with the SEC on January 14, 2019.

[3]

Based on information in the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2019. The Schedule 13G/A discloses that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting or investment power over the shares and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. The Schedule 13G/A discloses that the Dimensional Funds have sole voting power with respect to 987,530 shares and sole dispositive power with respect to 1,038,428 shares.

[4]

Based on the information in the Schedule 13G/A filed by Boston Partners with the SEC on February 8, 2019. The Schedule 13G/A discloses that Boston Partners has sole voting power with respect to 301,700 shares and sole dispositive power with respect to 1,152,750 shares. Boston Partners filed the Schedule 13G/A with respect to 1,152,750 shares that it holds for the discretionary accounts of certain of its clients.

[5]

Based on the information in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2019. The Schedule 13G/A discloses that BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 839,263 shares and sole dispositive power with respect to 969,830 shares.

[6]

Based on the information in the Schedule 13G filed by Wells Fargo & Company (“Wells Fargo”) with the SEC on January 22, 2019. The Schedule 13G discloses that Wells Fargo and certain of its affiliates have sole voting and dispositive power with respect to 10,745 shares and shared voting and dispositive power with respect to 744,472 shares.

[7]

Based on the information in the Schedule 13G/A filed by Russell Investments Group, Ltd. with the SEC on July 19, 2018. Certain indirect clients that are advised by Russell Investments Group, Ltd. have the right to receive, and the ultimate power to direct the receipt of, dividends from, or the proceeds of, the sale of the securities reported thereto. The Schedule 13G/A discloses that Russell Investments Group, Ltd. has sole voting power with respect to 1,346,326 shares and shared dispositive power with respect to 1,346,326 shares.

[8]

The figure shown includes 350,000 performance-based stock options featuring a vesting schedule whereby the stock options will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on July 31, 2017 (the “Reference Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

[9]

The figure shown includes 44,584 performance-based stock options featuring a vesting schedule whereby the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

[10]

The figure shown includes 57,794 performance-based stock options featuring a vesting schedule whereby the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied, on a timely basis, with all Section 16(a) filing requirements for 2018.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our current executive officers:

Name	Age	Position(s)
James R. Meyer	57	President, Chief Executive Officer and Director
Matthew S. Kohnke	48	Vice President, Finance, Chief Financial Officer and Treasurer
Theodore W. Baun	46	Chief Commercial Officer
Georgia L. Vlamis	58	Vice President, General Counsel, Corporate Secretary and Human Resources

James R. Meyer, 57, was appointed as our President and Chief Executive Officer effective July 31, 2017, and has served as a director since that date. Mr. Meyer has over 30 years of experience in the heavy equipment, automotive and consumer goods industries. From 2015 to 2017, he served as Chairman of the Board of Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he was also an investor and advisor. From 2012 to 2015, he served as Chief Operating Office of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation. At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions. Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions.

Matthew S. Kohnke, 48, was appointed as our Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016. Mr. Kohnke has over 25 years of experience in finance and accounting and joined the Company from Dorman Products, Inc., a publicly traded supplier of replacement parts and fasteners to the automotive aftermarket, where he served from 2002 to February 2016. Mr. Kohnke first served as Dorman’s Vice President and Corporate Controller and, in 2011, he assumed the position of Dorman’s Chief Financial Officer. Prior to joining Dorman, Mr. Kohnke spent 10 years in public accounting at Arthur Andersen LLP, including holding a leadership role in its Audit and Business Advisory practice.

Theodore W. Baun, 46, was appointed as our Chief Commercial Officer effective June 1, 2016. Mr. Baun first joined us in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, LLC, a railcar leasing and services company, after which he returned to FreightCar America. Mr. Baun has been the leader of our sales team since November 2007. Mr. Baun served as the Company’s Senior Vice President, Marketing and Sales from September 2008 until May 2016.

Georgia L. Vlamis, 58, was appointed as our Vice President, General Counsel, Corporate Secretary and Human Resources effective June 5, 2017. She previously served as our Vice President, General Counsel and Corporate Secretary since December 1, 2015. Ms. Vlamis joined us from Motorola Solutions, Inc. (“Motorola”), a data communications and telecommunications equipment provider, where she served since October 2011 as Vice President and Head of Litigation and, in December 2013, assumed additional responsibilities for Antitrust, Regulatory & Product Safety. Earlier in her tenure, Ms. Vlamis served as Vice President and Lead Counsel for Motorola’s government and enterprise business sector (January 2008 – October 2011) and as Senior Counsel and Director for two of Motorola’s business units (June 1995 – January 2008). Prior to joining Motorola, Ms. Vlamis was a Partner with the law firm of Wildman, Harrold, Allen & Dixon and an Associate at Sidley & Austin in Chicago.

COMPENSATION OVERVIEW

We qualify as a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because our public float was less than $250,000,000 as of the last business day of our most recently completed second fiscal quarter. We have elected to provide in this proxy statement certain scaled disclosures as permitted under the Exchange Act for smaller reporting companies. Therefore, we do not provide in this proxy statement a compensation discussion and analysis or a compensation committee report, compensation and risk and compensation ratio disclosures, among other disclosures.

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s NEOs during 2018. We made these compensation decisions in order to ensure continued alignment of executive compensation and Company performance. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Executive Summary

FreightCar America’s NEO compensation program is designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders. Therefore, we pay a significant portion of total compensation to our executives in the form of short-term incentive-based cash compensation and long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company performance measures.

With the assistance of our independent compensation consultant, the compensation committee took the following actions with respect to the base salary and annual and long-term incentive compensation programs for our NEOs:

●	Base compensation. No NEOs had base salary adjustments during 2018. Future base salary adjustments for each NEO will be considered by the compensation committee on an annual basis.

●

Annual incentive compensation. In 2018, the compensation committee re-designed the Company’s annual cash incentive program with the advice of our compensation consultant and the approval of the board of directors, so that the program’s financial metrics were goals based on the Company’s strategic business goals. Each NEO’s target award (as a percentage of base salary) remained the same.

●

Long-term incentive compensation. In the first quarter of 2018, the compensation committee approved awards of stock options and time-vested restricted stock for our NEOs under the LTIP, the aggregate values of which were based on a percentage of each NEO’s base salary. Restricted stock awards will vest in whole on the third anniversary of the grant date. Stock option awards will vest in three annual installments on each of the first, second and third anniversaries of the grant date.

At our 2018 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 95% of the shares voted. This vote of approval reinforced our compensation committee’s belief in the merits of the Company’s compensation structure. Nonetheless, after consideration of a number of factors, including recommendations by our CEO and our compensation consultant, our compensation committee determined to make adjustments to the performance metrics and incentive compensation mix for 2019. The primary update to our 2019 incentive compensation program is to replace the existing financial performance goals under our annual incentive plan with new financial performance goals that better align the compensation paid to our NEOs with our strategic business goals. For additional information regarding the changes to our incentive compensation program for 2019, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Fiscal Year 2019 Compensation Decisions.”

The compensation committee believes that its actions were balanced in terms of containing costs, calibrating compensation with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

When designing our fiscal year 2018 NEO compensation program, the compensation committee considered the Company’s fiscal year 2018 budget and financial performance expectations with respect to the annual and long-term incentive plans to ensure a strong link between compensation and performance.

Compensation Committee’s Processes and Procedures for Consideration

General Authorities and Responsibilities

The compensation committee, consulting with its independent compensation consultants, and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) equity compensation, (c) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (d) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation.

The compensation committee, as a committee or together with the independent members of the board of directors, periodically reviews and approves corporate goals and objectives relevant to senior management compensation and evaluates the CEO’s performance in light of those goals and objectives. The compensation committee recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.

The compensation committee reports as necessary to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties.

Oversight of Compensation Plans

The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority under its charter to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards and exercise discretion (as provided in its charter) as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.

Compensation Consultant

The compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.

During 2018, the compensation committee received independent compensation consulting advice from Korn Ferry Hay Group, Inc. (“Korn Ferry”), including advice on executive compensation levels and incentive plan design work relating to the NEOs and other individuals who report directly to the CEO. From time to time, Korn Ferry also provides specific consulting services in areas that include market surveys of executive compensation, external trends, compensation program design, and position-specific compensation information as necessary. During 2018, Korn Ferry provided incentive plan design services relating to our NEOs for 2018.

The compensation committee has the sole authority to retain an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms. The compensation committee has reviewed the independence of Korn Ferry in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Korn Ferry’s work for the compensation committee does not raise any conflict of interest.

Compensation Philosophy and Objectives

The compensation committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs. The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment. The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. Moreover, the application of these values and beliefs solely in a mechanistic fashion is neither appropriate nor desirable. In periodically reviewing the executive compensation philosophy statement, the compensation committee will revise it as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals as well as external market conditions.

Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:

●

FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that the best way to encourage FreightCar America employees to act in the long-term interests of FreightCar America stockholders is through an equity stake in the Company. We pay a significant portion of total compensation to executives and certain other key employees in the form of long-term performance-based equity compensation, such as performance-based stock options, stock options and restricted stock. The Company’s goal is to have compensation programs that maintain alignment with stockholder interests by encouraging each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product and service offerings, maintaining low costs and other measures.

●

Compensation should be related to Company performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced, potentially to zero.

●	Other goals. The Company’s compensation program is designed to balance short-term and long-term financial objectives.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits. The various elements of executive compensation reflect the policies summarized below:

Element	Purpose
Base Salary

Base salary is comprised of periodic, fixed payments made to each NEO. Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.

Annual Cash Incentive Awards

The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined business results over the fiscal year that are linked to stockholder value creation and to competitively reward employees for successfully achieving results. In addition to the Company’s financial results, the annual cash incentive program is designed to provide a link to performance goals and objectives.

Long-Term Incentive Awards

The primary purpose of the long-term incentive award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value and achieving pre-determined business goals, and retain employees who are critical to stockholder value creation.

Post-Employment Benefits

In the event of certain qualifying terminations of employment, termination benefits provide NEOs (and other certain employees) with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.

Base Salary

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. The compensation committee considers base salary adjustments for each NEO on an annual basis.

The 2017 and 2018 base salaries of our NEOs are shown in the table below. The base salary amounts reflect those that were in effect on December 31 of the year presented.

NEO	2017 Base Salary	2018 Base Salary	% Change
James R. Meyer	$500,000	$500,000	0%
Matthew S. Kohnke	$270,000	$270,000	0%
Theodore W. Baun	$350,000	$350,000	0%

The amount of each NEO’s base salary is the reference point for certain other elements of the NEO’s compensation. For example, the potential annual cash incentive and LTIP award for each NEO is based, in part, on the NEO’s base salary. NEO cash severance benefits also are determined, in part, by base salary.

Annual Cash Incentive Awards

In 2018, after consideration of a number of factors, including recommendations by our CEO and our compensation consultant, our compensation committee conducted a comprehensive analysis of our incentive compensation program. As a result of the compensation committee’s comprehensive analysis of our incentive compensation program, the compensation committee, with the approval of the board of directors, established new financial performance metrics and goals for our 2018 annual cash incentive program. The new financial metrics will be goals based on the Company’s market share goals, cash generation and reductions in the cost of goods sold. Additionally, in order for any participant to be entitled to any payment, the Company must achieve an EBITDA target that is set by our compensation committee at the recommendation of management and approved by the board of directors. These performance goals were selected based on a review of our strategic business goals. As discussed below, because the 2018 threshold EBITDA level was not achieved, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2018.

Annual incentive plan performance measures and goals are linked to the Company’s business plan. Performance goals are recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations. The target cash incentive award for each NEO is set forth in the table below. Annual cash incentive awards for NEOs are based on the Company’s net income as reported on its consolidated statements of operations, as follows.

	Target Award (% of Base	Market Share (% of Target Award)	Cash Generation (% of Target Award)	Cost of Goods Sold Reduction (% of Target
NEO	Salary)	Salary)	Award)
James R. Meyer	100%	25%	25%	50%
Matthew S. Kohnke	50%	25%	25%	50%
Theodore W. Baun	50%	25%	25%	50%

The following table sets forth the target award and the components thereof for each of our NEOs. Because participants are only eligible for a bonus if the EBITDA threshold is achieved, and this requirement was not met, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2018.

NEO	Target Award	Market Share Target Award	Cash Generation Target Award	Cost of Goods Sold Reduction Award	Total Annual Incentive Earned	Total Annual Incentive Earned (% of Target)
James R. Meyer	$500,000	$125,000	$125,000	$250,000	$0	0%
Matthew S. Kohnke	$135,000	$33,750	$33,750	$67,500	$0	0%
Theodore W. Baun	$175,000	$43,750	$43,750	$87,500	$0	0%

Long-Term Incentive Awards

For 2018, our compensation committee decided to grant the following types of equity awards to our NEOs (weighting in parentheses):

●	Time-based restricted stock (50%); and

●	Stock options (50%).

The compensation committee determined to begin granting stock options in order to align the compensation of our NEOs more closely with increases in stockholder value over the long term and to provide, when combined with the other elements of compensation, market-competitive performance-based total compensation opportunities to our NEOs. The following table sets forth the restricted stock and stock options awarded to each of our NEOs:

NEO	Restricted Stock (50%)	Stock Options (50%)	Target Grant Date Fair Value
James R. Meyer	15,006	33,025	$500,000
Matthew S. Kohnke	5,672	12,483	$245,000
Theodore W. Baun	7,353	16,182	$189,000

For 2018, our compensation committee determined to grant one-time retention awards of performance-based stock options to our NEOs (other than our CEO) in the following amounts:

NEO	Award Value	Number of Shares Underlying Options
Mr. Kohnke	$337,500	44,584
Mr. Baun	$437,500	57,794

The Company maintains the FreightCar America, Inc. 2018 Long Term Incentive Plan, which was approved by the Company’s stockholders at our 2018 annual meeting. Under the LTIP, the Company may grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other share-based awards.

It is the policy of the compensation committee not to time the award of equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company.

Retirement and Pension Benefits

The Company provides contributions to participants in the 401(k) Plans of up to 4% of eligible compensation. These contributions and any earnings thereon generally are held and invested under the plans until paid to participants upon termination of their employment.

The Company maintains the Pension Plan, a tax-qualified defined benefit pension plan, for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Mr. Baun is the only NEO who participates in the Pension Plan and his accrued benefits under the Pension Plan were frozen at December 31, 2009.

The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.

Post-Employment Benefits

Employment Agreements and Other Arrangements for NEOs. The termination and change in control benefits for Messrs. Meyer, Kohnke and Baun are set forth in the Company’s Executive Severance Plan, which was amended and restated in 2016, the LTIP (and the associated award agreements) and, with respect to Mr. Meyer, in his employment agreement. The amounts of the termination and change in control benefits for all the NEOs are described below in the “Executive Compensation – Potential Payments upon Termination or Change in Control” section of this proxy statement. For 2018, we have set termination and change in control benefits at levels that we believe fall within the range of competitive market practices, as follows:

James R. Meyer. In connection with Mr. Meyer’s appointment as President and CEO, the Company and Mr. Meyer entered into a letter agreement effective July 31, 2017 (as amended, the “Meyer Agreement”). The Meyer Agreement does not provide for a specified term. It provides for an initial base salary of $500,000 per year; target and maximum annual bonus opportunities of 100% and 200% of his base salary, respectively, and a prorated bonus in respect of any partial year in accordance with the terms of the Meyer Agreement; and eligibility for an equity award equal to 100% of his base salary. Mr. Meyer is entitled to participate in all incentive compensation plans and to receive all benefits under any employee benefit plan made available to executive employees. In connection with Mr. Meyer being hired, he was granted 350,000 performance-based stock options featuring a vesting schedule as described in the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Long-Term Incentive Awards.”

In addition, Mr. Meyer is a participant in the Company’s Executive Severance Plan, which sets forth his benefits upon a termination of employment or a change in control, as modified by the Meyer Agreement. Under the Meyer Agreement, upon a termination of Mr. Meyer’s employment for any reason, he will be entitled to (i) his accrued base salary and accrued and unused vacation through the date of termination, (ii) his prior and prorated then current fiscal year bonuses, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, upon an involuntary termination without Cause or resignation for Good Reason (each as defined in the Meyer Agreement), Mr. Meyer will be entitled to (1) continuation of base salary and certain health benefits for a period of (a) 24 months in the event that he resigns for Good Reason or is terminated without Cause within 24 months following a Change in Control (as defined in the Executive Severance Plan) or (b) 12 months following any other involuntary termination without Cause and (2)(a) in the event that he resigns for Good Reason or is terminated without Cause within 24 months following a Change in Control, an amount equal to two times the average of the annual bonuses paid to him for the last two full years payable in two equal installments on the first March 15 and the second March 15 following the year of termination or (b) in the case of any other involuntary termination without Cause, an amount equal to the average of the annual bonuses paid to him for the last two full years payable on the March 15 following the year of termination.

Mr. Meyer has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

The Meyer Agreement generally defines “Cause” as the executive’s: (i) willful and continued failure substantially to perform his material duties; (ii) commission of any activities constituting a material violation or material breach of any federal, state or foreign law; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission that causes material damage to the Company’s property or business; (iv) admission or conviction of any crime that affects the Company’s reputation or the executive’s ability to carry out the obligations of his or her employment; (v) failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) willful act or omission in violation or disregard of the Company’s policies that may cause significant loss, damage or injury to the property, reputation or employees of the Company.

The Meyer Agreement defines “Good Reason” as any of the following: (a) a Change in Control pursuant to which the buyer does not employ the executive on terms substantially comparable in the aggregate to the terms on which the he is currently employed; or (b) the Company (i) permanently and materially diminishes the executive’s authority, duties or responsibilities including, without limitation, title or reporting responsibilities (to and from the executive), (ii) materially reduces any component of the executive’s overall compensation, (iii) requires the executive to relocate to a location more than 50 miles away from the Company’s principal business office in the Chicago, Illinois metropolitan area or the Company’s facility located in the greater Cherokee, Alabama area or (iv) materially breaches the terms of the Company’s Executive Severance Plan.

Under the Company’s Executive Severance Plan, a “Change in Control” will occur if: (a) any person becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation and such stockholder approval results in the consummation of such merger or consolidation, other than a merger or consolidation that results in the Company’s stockholders continuing to own at least 60% of the combined voting power of the Company or other surviving entity or that is effected to implement a recapitalization of the Company in which no person acquires more than 50% of the Company; or (c) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets that results in the consummation of such liquidation, sale or disposition.

Under the terms of the LTIP, all of Mr. Meyer’s unvested equity awards would fully vest upon his death.

Matthew S. Kohnke. Mr. Kohnke was appointed Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016 pursuant to a letter agreement (the “Kohnke Agreement”). The Kohnke Agreement does not provide for a specified term. It provides for an initial base salary of $270,000 per year, a target bonus opportunity of 50% of his base salary and a sign-on award of 2,000 shares of restricted stock. Mr. Kohnke is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Mr. Kohnke became a participant in the Company’s Executive Severance Plan effective August 24, 2017. Under this plan, upon involuntary termination of employment without Cause (as defined in the Company’s Executive Severance Plan) or resignation for Good Reason (as defined in the Company’s Executive Severance Plan), Mr. Kohnke would be entitled to the following benefits (i) 12 months’ continuation of base salary and certain health benefits following such termination of employment; and (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years, payable on March 15 of the year following termination.

Under the terms of the LTIP and Mr. Kohnke’s restricted stock and performance share agreements, upon a Qualifying Termination (as defined in the LTIP), all unvested restricted stock would become fully vested and the performance shares would become vested at the target level. Under the terms of the LTIP, all of Mr. Kohnke’s unvested restricted stock and performance shares would fully vest upon his death. Notwithstanding the foregoing, if a third-party successor following a Change of Control does not assume or replace the obligations under the outstanding equity awards, then all outstanding awards will fully and immediately vest.

Mr. Kohnke has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

The Company’s Executive Severance Plan generally defines “Cause” as the executive’s: (i) willful and continued failure substantially to perform his material duties; (ii) commission of any activities constituting a material violation or material breach of any federal, state or foreign law; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission that causes material damage to the Company’s property or business; (iv) admission or conviction of any crime that affects the Company’s reputation or the executive’s ability to carry out the obligations of his or her employment; (v) failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) act or omission in violation or disregard of the Company’s policies that may cause significant loss, damage or injury to the property, reputation or employees of the Company.

The Company’s Executive Severance Plan defines “Good Reason” as any of the following: (a) a Change in Control pursuant to which the buyer does not employ the executive on terms substantially comparable in the aggregate to the terms on which the he is currently employed; or (b) the Company (i) permanently and materially diminishes the executive’s authority, duties or responsibilities, (ii) materially reduces the executive’s overall compensation, (iii) requires the executive to relocate to a location more than 50 miles away from the Company’s principal business office in the Chicago, Illinois metropolitan area or (iv) materially breaches the terms of the Company’s Executive Severance Plan.

For purposes of the LTIP, a “Qualifying Termination” means the participant’s termination of employment due to death, disability, Good Reason or without Cause that occurs within 24 months of the consummation of a Change of Control.

Theodore W. Baun. Mr. Baun was appointed Chief Commercial Officer effective June 1, 2016 pursuant to a letter agreement dated May 25, 2016 (the “Baun Agreement”). The Baun Agreement does not provide for a specified term. The Baun Agreement provides for a base salary of $350,000, a target bonus opportunity of 50% of his base salary and the opportunity to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Mr. Baun became a participant in the Company’s Executive Severance Plan effective September 1, 2009 and would be eligible for salary and benefits continuation and a lump sum bonus in amounts determined in a substantially similar manner as they would be for Mr. Kohnke as described above.

Mr. Baun’s outstanding unvested equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. Kohnke’s outstanding equity awards that are described above.

As a participant in the Company’s Executive Severance Plan, Mr. Baun has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

Stock Ownership Guidelines

The board of directors has requested that the Company’s NEOs, certain other senior management employees and non-executive directors meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, each corporate officer and non-executive director is required to maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such corporate officer or non-executive director during the three-year period ending on any given date of determination. The officer or director may reduce the amount of stock holdings by the number of shares that the officer or director has applied directly to the payments of taxes on such awards.

In 2018, the stock ownership of each of our NEOs exceeded the Company’s minimum stock ownership requirements. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options, shares or units that have been granted but are unvested. A covered individual promoted into a position with ownership requirements will have three years from date of promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. Each year, the compensation committee reviews each covered officer’s compliance with the ownership requirements, and the nominating and corporate governance committee reviews each non-employee director’s compliance with the ownership requirements.

Clawback Policy

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers. The policy provides that in the event of a restatement of financial results, the Company will seek to recoup the incremental portion of awards paid to current or former executive officers during the three fiscal years immediately preceding the date of the restatement that are in excess of incentive compensation that would have been paid based on the restated financial results. The policy also provides that the compensation committee may in its discretion seek to recoup amounts of excess incentive compensation paid to any recipient of incentive compensation in the event of misconduct by such person, including fraud or other conduct that would lead to a “for cause” termination of employment.

Anti-Hedging and Anti-Pledging of Company Stock Policy

The Company’s Insider Trading Policy prohibits directors, NEOs and other officers who are subject to Section 16 of the Exchange Act (collectively, “Insiders”) from engaging in short sales of Company securities, or buying or selling put options, call options or other derivatives of Company securities.

The Insider Trading Policy prohibits Insiders from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless, in the case of a non-margin loan, an Insider can clearly demonstrate his or her financial ability to repay the loan without resorting to the pledged securities and secures the prior written approval of the Company’s General Counsel, which approval may be conditioned as deemed advisable by the General Counsel.

Tax Treatment and Accounting

Code Section 162(m) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to covered employees to $1 million per “covered employee” (as defined by Code Section 162(m), generally, a current or former NEO) (the “$1 million cap”). Prior to the enactment in 2017 of the legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), the $1 million cap did not apply to performance-based compensation as defined under Code Section 162(m). The TCJA repealed the performance-based compensation exception, effective for taxable years beginning after December 31, 2017, such that compensation otherwise deductible with respect to our covered employees in excess of the $1 million cap may not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 or other limited exceptions.

Our compensation committee has endeavored to structure the awards of cash and equity incentives payable to our covered employees in a manner that is intended to be exempt from Code Section 162(m) (and therefore not subject to its deduction limits) under the performance-based compensation exception. The compensation committee will continue to consider the tax impact of the cash and equity awards that it grants and maintains and may, subject to its discretion, provide for compensation to our NEOs that is not deductible under Code Section 162(m). However, the compensation committee expects in the future to authorize compensation in excess of the $1 million cap to NEOs that will not be deductible under Code Section 162(m) when it believes doing so is in the best interests of the Company and our stockholders.

Our compensation committee will endeavor to maintain the deductibility of grandfathered amounts going forward, except where it determines in its business judgment that it is in our best interest to provide for compensation that may not be fully deductible. Because of ambiguities and uncertainties as to the application and interpretation of Code Section 162(m) and the guidance issued thereunder, including the uncertain scope of the transition relief for grandfathered amounts, no assurance can be given that compensation intended to satisfy the requirements for exception from the Code Section 162(m) deduction limit in fact will satisfy the exception.

The compensation committee also considers the accounting treatment of the cash and equity awards that it grants and maintains.

Determination of Compensation

In general, the Company’s objective is to provide base compensation that will attract and retain executives with the ability and experience required to manage the business with the market median as a target (in the aggregate for the NEOs based on survey data), and annual and long-term incentive compensation at the market median (based on survey data), with upside for superior performance. In 2018, NEO total compensation generally was at or below the market median.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Company’s stockholders were asked to vote, at the annual meeting of stockholders held on May 10, 2018, on a proposal to approve on an advisory basis the compensation of our 2017 NEOs. At our 2018 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 95% of the shares voted.

Fiscal Year 2019 Co mpensation Decisions

After consideration of a number of factors, including recommendations by our CEO and our compensation consultant, our compensation committee conducted a comprehensive analysis of our incentive compensation program. As a result of the compensation committee’s comprehensive analysis of our incentive compensation program, the compensation committee made several decisions relating to fiscal year 2019 compensation. The compensation committee set new financial performance goals for our 2019 annual cash incentive program and decided to award time-based restricted stock and stock options to our NEOs in 2019. The compensation committee reviewed, but did not change, base salaries for our NEOs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding 2018 compensation for each of the Company’s NEOs. Pursuant to SEC rules, information regarding 2017 compensation is presented for each executive who was also an NEO in such year unless such NEO’s total compensation for such year did not exceed $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value[5] ($)	All Other Compensation[6] ($)	Total ($)
James R. Meyer	2018	500,000	—	250,000	250,000	—	—	61,377	1,061,377
President and Chief Executive Officer[7]	2017	211,256	—	—	2,477,300	—	—	8,450	2,697,006
Matthew S. Kohnke	2018	270,000	—	94,496	488,324	—	—	10,800	863,620
Vice President, Finance, Chief Financial Officer and Treasurer	2017	270,000	—	135,615	—	—	—	12,600	418,215
Theodore W. Baun	2018	350,000	—	122,501	633,016	—	—	11,000	1,116,517
Chief Commercial Officer	2017	350,000	—	175,822	—	—	48,621	13,133	587,576

[1]	Amounts disclosed in the Salary column represent base salary earned by the NEO during the respective year and include amounts deferred at the officer’s election.
[2]

Amounts disclosed in the Stock Awards column relate to grants of restricted stock and performance shares made under the LTIP. With respect to each restricted stock and performance share grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value of each restricted stock award was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date. The grant date fair value of each performance share award was calculated based on the probable outcome of the performance conditions on the grant date. For this purpose, the probable outcome was assumed to be at the target level. Subsequent to the grant date, the Company determined that the probable outcome of the performance conditions was below the threshold level and the performance share awards were no longer expected to vest. Therefore, we no longer recognize any aggregate compensation cost over the service period. The fair value of the performance share awards on the grant date was as follows:

Name	At Target ($)	At Maximum ($)
Mr. Meyer	—	—
Mr. Kohnke	67,303	134,606
Mr. Baun	87,406	174,812

[3]

Amounts disclosed in the Option Awards column relate to grants of stock options made under the LTIP. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value for performance-based stock options was determined using a generally accepted option valuation methodology referred to as a Monte Carlo simulation. Grant date fair value for time-vested stock options was determined using a Black-Scholes option valuation model. The assumptions used in calculating the grant date fair value of each stock option award are disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
[4]

Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned under the Company’s annual cash incentive program. None of the Company’s NEOs earned a cash incentive payment for 2018.

[5]

Amounts disclosed in the Change in Pension Value column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Messrs. Meyer and Kohnke are not participants in the Pension Plan. The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan. The Change in Pension Value during 2018 was a decrease of $32,166 for Mr. Baun due to an increase in the interest rate assumption to 4.35% as of December 31, 2018 from 3.68% as of December 31, 2017.

[6]	See the following table for details regarding amounts disclosed in the All Other Compensation column for 2018.

All Other Compensation for 2018

Name	401(k) Company Matching Contribution[a] ($)	Moving and Relocation[b] ($)	Total All Other Compensation ($)
Mr. Meyer	8,353	53,024	61,377
Mr. Kohnke	10,800	—	10,800
Mr. Baun	11,000	—	11,000

a.	Represents amount contributed by the Company on behalf of the NEOs to the 401(k) plan for employees.
b.	Represents reimbursement of qualifying moving and relocation expenses.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company. See the section of this proxy statement entitled “Compensation Overview.”

	Outstanding Equity Awards at 2018 Fiscal Year End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)[4]
James R.	—	—	350,000[5]	16.44	7/31/2027	—	—	—	—
Meyer	—	—	—	—	—	15,006[6]	100,390	—	—
	—	33,025[7]	—	16.66	1/12/2028	—	—	—	—

Matthew	—	—	—	—	—	668[8]	4,469	—	—
S. Kohnke	—	—	—	—	—	4,533[9]	30,326	2,233	14,939
	—	—	—	—	—	5,672[10]	37,946	—	—
	—	12,483[7]	44,584[12]	16.66	1/12/2028	—	—	—	—

Theodore	—	—	—	—	—	5,108[11]	34,173	2,900	19,401
W. Baun	—	—	—	—	—	5,867[9]	39,250	—	—
	—	—	—	—	—	7,353[10]	49,192	—	—
	1,000	—	—	17.84	5/12/2019	—	—	—	—
	7,250	—	—	20.69	2/23/2020	—	—	—	—
	10,600	—	—	29.88	1/13/2021	—	—	—	—
	16,400	—	—	23.40	1/12/2022	—	—	—	—
	8,300	—	—	24.56	1/18/2023	—	—	—	—
	14,575	—	—	25.55	1/15/2024	—	—	—	—
	—	16,182[7]	57,794[12]	16.66	1/12/2028	—	—	—	—

[1]	Represents unearned non-qualified performance-based stock options.
[2]	Market value of unvested shares of restricted stock based on closing price of the Company’s common stock on the NASDAQ Global Market of $6.69 per share on December 31, 2018.
[3]	Represents unearned performance shares at the threshold amount.
[4]	Market value of unearned performance shares based on the closing price of the Company’s common stock on the NASDAQ Global Market of $6.69 per share on December 31, 2018.
[5]

Represents performance-based stock options featuring a vesting schedule whereby the stock options will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on July 31, 2017 (the “Reference Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

[6]	Restricted stock award vesting on January 12, 2021.
[7]	Stock option award vesting in three equal annual installments beginning on January 12, 2019.
[8]	Restricted stock award vesting on March 1, 2019.
[9]	Restricted stock award vesting on January 12, 2020.
[10]	Restricted stock award vesting on January 12, 2021.
[11]	Restricted stock award vesting on January 13, 2019.
[12]

Represents performance-based stock options featuring a vesting schedule whereby the stock options will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on January 12, 2018 (the “Reference

Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

Potential Payments upon Termination or Change in Control

This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change in control of the Company. These benefits are in addition to benefits generally available to salaried employees. For a narrative description of the Potential Payments and Benefits upon Termination or Change in Control tables, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would be known only at the time the NEO becomes eligible for payment due to a termination of employment or change in control. The Company does not provide any of its executives with change in control excise tax gross-ups. The following tables reflect potential amounts that could be payable to the applicable NEO if a change in control or the indicated termination of employment occurred at December 31, 2018.

Summarized below are the potential payments and benefits payable by the Company to each of our NEOs at, following or in connection with the indicated termination of employment or change in control as of December 31, 2018.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. MEYER
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause or for Good Reason		Termination for Good Reason	Termination without Cause	Death	Disability
Compensation:
Base Salary	—	$1,000,000		$1,000,000	$500,000	—	—
Incentive Compensation	—	—		—	—	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated	—	$100,390	[1]	—	—	$100,390	—
Benefits and Perquisites:
Continuing Benefits	—	—		—	—	—	—
Total:	—	$1,100,390		$1,000,000	$500,000	$100,390	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Meyer in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive

Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2018 ($6.69 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. KOHNKE

Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause		Change in Control – Termination for Good Reason		Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$270,000		$270,000		$270,000	—	—
Incentive Compensation	—	—		—		—	—	—
Restricted Stock and Performance Shares:
Unvested and Accelerated	—	$102,618	[1]	$102,618	[1]	—	$102,618	—
Benefits and Perquisites:
Continuing Benefits	—	$14,234		$14,234		$14,234	—	—
Total:	—	$386,852		$386,852		$284,234	$102,618	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Kohnke in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2018 ($6.69 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. BAUN

Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$350,000	$350,000	$350,000	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock, Performance Shares and Stock Options:
Unvested and Accelerated	—	$161,416[1]	$161,416[1]	—	$161,416	—
Benefits and Perquisites:
Continuing Benefits	—	$14,234	$14,234	$14,234	—	—
Total:	—	$525,650	$525,650	$364,234	$161,416	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Baun in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Overview—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2018 ($6.69 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

DIRECTOR COMPENSATION

Set forth below are summaries of the compensation paid to each of our directors in 2018, in both cash and equity awards.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
James D. Cirar	49,000	55,001	104,001
William D. Gehl	119,000	55,001	174,001
Thomas A. Madden	58,643	55,001	113,644
Malcolm F. Moore	56,000	55,001	111,001
Andrew B. Schmitt	56,000	55,001	111,001
S. Carl Soderstrom, Jr.	32,500	—	32,500

[1]	Includes the following annual retainer fees, committee chairmanship fees and board of directors and committee meeting attendance fees:

	Mr. Cirar	Mr. Gehl	Mr. Madden	Mr. Moore	Mr. Schmitt	Mr. Soderstrom
Retainer	$40,000	$40,000	$40,000	$40,000	$40,000	$20,000
Chairmanship	—	$70,000	$9,643	$10,000	$10,000	$7,500
Attendance	$9,000	$9,000	$9,000	$6,000	$6,000	$5,000
Total	$49,000	$119,000	$58,643	$56,000	$56,000	$32,500

[2]

Represents the grant date fair value of restricted shares granted by the Company during 2018 computed in accordance with ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date.

The number of shares awarded to directors during 2018 and the aggregate unvested stock awards as of December 31, 2018 are as follows:

Director	Awards During 2018	Aggregate Unvested Stock Awards
James D. Cirar	3,545	3,545
William D. Gehl	3,545	3,545
Thomas A. Madden	3,545	3,545
Malcolm F. Moore	3,545	3,545
Andrew B. Schmitt	3,545	3,545

General Description of Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. Our board of directors, at the recommendation of the compensation committee based on the study and suggestions of Korn Ferry, approved the Company’s non-executive director compensation policy (the “Director Compensation Policy”), which became effective January 1, 2015. Under the Director Compensation Policy, the annual cash retainer payable to non-executive members of the board of directors (inclusive of meeting fees for up to seven meetings annually) is $40,000. For each board meeting in excess of seven per year, non-executive members of the board of directors shall receive a meeting fee of $1,000 per board meeting.

In addition, the chairman and members of each board committee will receive additional compensation as follows:

	Chair Retainer (annual)	Meeting Fees (per meeting)
Audit	$15,000	$1,000
Compensation	$10,000	$1,000
Nominating and Corporate Governance	$10,000	$1,000

The chairman of the board of directors will also receive an incremental cash retainer of $70,000 per year. The cash retainers and meeting fees will be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, each non-executive members of the board of directors is entitled to an annual equity award with a value of $55,000, with the shares to vest fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s stockholders following the date of grant. The Company does not provide any incentive-based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Stock Ownership Requirements

The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

EQUITY COMPENSATION PLAN INFORMATION

This table contains information as of December 31, 2018 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	845,311[1]	$17.97[2]	1,626,343[3]
Equity compensation plans not approved by stockholders	—	n/a	—
Total	845,311	$17.97	1,626,343

[1]	Includes an aggregate of 133,462 restricted shares that were not vested as of December 31, 2018 and 6,833 performance shares that were not vested or earned as of December 31, 2018.

[2]	Weighted-average exercise price of outstanding options excludes restricted shares and performance shares.
[3]

Represents shares of common stock authorized for issuance under the LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations. During fiscal years 2018 and 2017, there were no audit-related services provided to us by Deloitte & Touche LLP.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by the Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees[1]	$739,536	$821,576
Audit-Related Fees[2]	—	—
Tax Fees[3]	$70,000	—
Total	$809,536	$821,576

[1]

Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.”

[3]	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently comprised of Messrs. Cirar, Gehl and Madden. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the NASDAQ Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2018 and the reports of Deloitte & Touche LLP issued in connection therewith. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301 (Communications with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

Respectfully submitted by the audit committee,

Thomas A. Madden, Chairman

James D. Cirar

William D. Gehl

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets as of the last two fiscal year ends and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules.

There were no related-person transactions during 2018 or 2017.

2020 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2020 annual meeting of stockholders will be held within 30 days of May 9, 2020, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2020 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606) by November 30, 2019. If a stockholder intends to present a proposal at the 2020 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal must be received by our Secretary not earlier than January 10, 2020 and not later than February 10, 2020. Such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the Notice or proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors FreightCar America, Inc.

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel, Corporate Secretary and Human Resources

FREIGHTCAR AMERICA, INC.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:00 a.m., Central Time, on May 9, 2019.

Online Go to www.investorvote.com/RAIL or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RAIL

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommend a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2 - 3.

1. Election of directors: Nominees	For	Withhold		For	Withhold
01 - William D. Gehl (Class II)	☐	☐	02 -Andrew B. Schmitt (Class II)	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                                                          1 U P X

02Z1QB

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON MAY 9, 2019:

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at: www.railproxy.info

If you have not voted via the Internet or telephone, please return voted proxies to:

Proxy Services

c/o Computershare Investor Services

PO Box 505008

Louisville, KY 40233-9814

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

ANNUAL MEETING OF

STOCKHOLDERS MAY 9, 2019

Union League Club of

Chicago 65 West Jackson

Boulevard Chicago, IL 60604

10:00 a.m. (local time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2019 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Matthew S. Kohnke and Georgia L. Vlamis, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 9, 2019 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, IL 60604, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE CLASS II DIRECTOR NOMINEES, “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

(Continued and to be dated and signed on the reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐